Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RESULTS FOR THE SECOND QUARTER OF FISCAL 2019

Q2 GAAP EPS OF $0.16

Q2 ADJUSTED EPS OF $0.53, ABOVE HIGH END OF GUIDANCE RANGE

Q2 COMPARABLE STORE SALES INCREASE 1.2%

COMPANY MAINTAINS OUTLOOK FOR FISCAL 2019 ADJUSTED EPS

Columbus, Ohio - August 30, 2019 - Big Lots, Inc. (NYSE: BIG) today reported income of $6.2 million, or $0.16 per diluted share, for the second quarter of fiscal 2019 ended August 3, 2019. This result includes after tax charges totaling $14.5 million, or $0.37 per diluted share, associated with the implementation of our strategic business transformation. Excluding these charges, adjusted income totaled $20.6 million, or $0.53 per diluted share (see non-GAAP table included later in this release), which compares to our guidance of adjusted income of $0.35 to $0.45 per diluted share (non-GAAP). Income for the second quarter of fiscal 2018 was $24.2 million, or $0.59 per diluted share.

Comparable store sales increased 1.2% for the second quarter of fiscal 2019, compared to our guidance of an increase in the low single digits. Net sales for the second quarter of fiscal 2019 totaled $1,252 million, a 2.5% increase compared to $1,222 million for the same period last year, with the increase resulting from positive comparable store sales and sales growth in high volume new stores, or non-comp stores, partially offset by a lower store count year-over-year.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “We are pleased with our performance for the second quarter, which was in line with our sales guidance and ahead on earnings. Going forward, despite the current tariff headwinds, we are confident we will be able to navigate through this environment to deliver a good outcome for 2019. More significantly, I am highly encouraged by the progress we have made over the last 90 days on our strategic transformation. Our existing initiatives are working, and we have important new strategies in progress to drive profitable long-term growth and deliver value to our shareholders.”

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Earnings per diluted share

	Q2 2019	Q2 2018

Earnings per diluted share	$0.16	$0.59

Impact of costs associated with the implementation of our strategic business transformation review (1)	$0.37	—

Earnings per diluted share - adjusted basis	$0.53	$0.59

(1) Non-GAAP detailed reconciliation provided in our statements below.

Inventory and Cash Management
Inventory ended the second quarter of fiscal 2019 at $874 million compared to $854 million for the same period last year with the 2% increase resulting from moving forward inventory commitments to support earlier resets of new assortments in the key categories of Furniture and Soft Home, and the slower than anticipated sell through of seasonally sensitive product in Q2 largely due to weather. This growth was partially offset by a lower store count year-over-year.

We ended the second quarter of fiscal 2019 with $54 million of Cash and Cash Equivalents and $468 million of borrowings under our credit facility compared to $58 million of Cash and Cash Equivalents and $325 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2018. Our increase in borrowings is a result of elevated investments in strategic initiatives to support future growth and higher inventory levels as noted above.

Total Cash Returned To Shareholders
As announced in a separate press release earlier today, on August 28, 2019, our Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million is payable on September 27, 2019, to shareholders of record as of the close of business on September 13, 2019. Year-to-date, approximately $75 million has been returned to shareholders in the form of share repurchases and dividend payments.

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

FISCAL Q3 2019 GUIDANCE (non-GAAP)

•	Provides initial Q3 guidance for adjusted loss of $0.15 to $0.25 per diluted share (non-GAAP), compared to loss of $0.16 per share for the same period last year

•	Provides initial Q3 guidance for comparable store sales of approximately flat

For the third quarter of fiscal 2019, we estimate an adjusted loss in the range of $0.15 to $0.25 per share (non-GAAP), compared to a loss of $0.16 per share for the third quarter of fiscal 2018. This guidance is based on comparable store sales of approximately flat.

FISCAL 2019 GUIDANCE (non-GAAP)

•	Maintains guidance for fiscal 2019 adjusted income in the range of $3.70 to $3.85 per diluted share (non-GAAP)

•	Updates guidance for fiscal 2019 comparable store sales of flat to slightly positive

Based on the actual results for the first two quarters and our expectations for the third quarter of fiscal 2019 noted above, we are maintaining our guidance for the full year of fiscal 2019 of adjusted income in the range of $3.70 to $3.85 per diluted share (non-GAAP). This compares to adjusted income of $4.04 per diluted share (non-GAAP) for fiscal 2018. This outlook is based on a comparable store sales increase of flat to slightly positive. The level of non-GAAP items on an after-tax basis is expected to be in the range of $36 million, or $0.90 per diluted share, for the fiscal year. We estimate cash flow (cash provided by operating activities less capital expenditures) to be approximately $75 million as compared to our prior guidance of $65 million.

	Full Year

	2019 Guidance (1)	2018 (2)

Earnings per diluted share	$2.80 - $2.95	$3.83

Non-GAAP items	~$0.90	$0.21

Earnings per diluted share - adjusted basis	$3.70 - $3.85	$4.04

(1) Non-GAAP items in fiscal 2019 principally relate to our strategic business transformation review.
(2) Non-GAAP detailed reconciliation provided below.

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter of fiscal 2019 and provide commentary on our outlook for fiscal 2019. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, September 13, 2019. A replay of this call will also be available beginning today at 12:00 noon through September 13 by dialing 1.877.660.6853 (Toll Free) or 1.201.612.7415 (Toll) and entering Replay Conference ID 13694043. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,415 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Our mission is to help people Live BIG and Save Lots. We strive to be the BIG difference for a better life by delivering unmatched value to our customers through surprise and delight, being a “best places to work” culture for our associates, rewarding our shareholders with consistent growth and top tier returns, and doing good in our communities as we do well. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 E Dublin Granville Rd
Columbus, OH 43081
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 3	AUGUST 4
	2019	2018
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$53,705	$58,457
Inventories	874,058	854,192
Other current assets	112,675	140,393
Total current assets	1,040,438	1,053,042

Operating lease right-of-use assets	1,208,349	0

Property and equipment - net	860,648	701,672

Deferred income taxes	16,077	23,664
Other assets	66,783	50,352
	$3,192,295	$1,828,730

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$345,355	$355,721
Current operating lease liabilities	239,592	0
Property, payroll and other taxes	86,177	84,008
Accrued operating expenses	206,733	120,761
Insurance reserves	37,745	37,787
Accrued salaries and wages	35,192	22,942
Income taxes payable	614	1,266
Total current liabilities	951,408	622,485

Long-term obligations under bank credit facility	467,800	324,700

Noncurrent operating lease liabilities	1,021,130	0
Deferred rent	0	58,296
Insurance reserves	52,122	56,321
Unrecognized tax benefits	13,381	15,451
Synthetic lease obligation	0	98,213
Other liabilities	41,911	47,539

Shareholders' equity	644,543	605,725
	$3,192,295	$1,828,730

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	AUGUST 3, 2019		AUGUST 4, 2018
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,252,414	100.0	$1,222,169	100.0
Gross margin	498,230	39.8	491,419	40.2
Selling and administrative expenses	455,026	36.3	426,605	34.9
Depreciation expense	30,023	2.4	30,496	2.5
Operating profit	13,181	1.1	34,318	2.8
Interest expense	(4,565)	(0.4)	(2,407)	(0.2)
Other income (expense)	(789)	(0.1)	149	0.0
Income before income taxes	7,827	0.6	32,060	2.6
Income tax expense	1,649	0.1	7,896	0.6
Net income	$6,178	0.5	$24,164	2.0

Earnings per common share
Basic	$0.16		$0.59
Diluted	$0.16		$0.59

Weighted average common shares outstanding
Basic	39,000		41,061
Dilutive effect of share-based awards	77		220
Diluted	39,077		41,281

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	AUGUST 3, 2019		AUGUST 4, 2018
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,548,210	100.0	$2,490,152	100.0
Gross margin	1,017,277	39.9	1,003,377	40.3
Selling and administrative expenses	915,631	35.9	864,697	34.7
Depreciation expense	62,820	2.5	59,025	2.4
Operating profit	38,826	1.5	79,655	3.2
Interest expense	(8,298)	(0.3)	(3,983)	(0.2)
Other income (expense)	121	0.0	657	0.0
Income before income taxes	30,649	1.2	76,329	3.1
Income tax expense	8,931	0.4	20,926	0.8
Net income	$21,718	0.9	$55,403	2.2

Earnings per common share
Basic	$0.55		$1.33
Diluted	$0.55		$1.33

Weighted average common shares outstanding
Basic	39,461		41,587
Dilutive effect of share-based awards	83		106
Diluted	39,544		41,693

Cash dividends declared per common share	$0.60		$0.60

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	AUGUST 3, 2019	AUGUST 4, 2018
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	100,850	$13,675

Net cash used in investing activities	(85,965)	(105,989)

Net cash (used in) provided by financing activities	(24,752)	85,941

Decrease in cash and cash equivalents	(9,867)	(6,373)
Cash and cash equivalents:
Beginning of period	63,572	64,830
End of period	$53,705	58,457

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	AUGUST 3, 2019	AUGUST 4, 2018
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$158,285	$110,560

Net cash used in investing activities	(162,731)	(171,426)

Net cash provided by financing activities	12,117	68,147

Increase in cash and cash equivalents	7,671	7,281
Cash and cash equivalents:
Beginning of period	46,034	51,176
End of period	$53,705	$58,457

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the second quarter of 2019, the year-to-date 2019, the year-to-date 2018, and the full year 2018 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Second quarter of 2019 - Thirteen weeks ended August 3, 2019

	As Reported	Impact to exclude transformational restructuring costs	As Adjusted (non-GAAP)
Selling and administrative expenses	455,026	(19,452)	435,574
Selling and administrative expense rate	36.3%	(1.6%)	34.8%
Operating profit	13,181	19,452	32,633
Operating profit rate	1.1%	1.6%	2.6%
Income tax expense	1,649	4,993	6,642
Effective income tax rate	21.1%	3.2%	24.3%
Net income	6,178	14,459	20,637
Diluted earnings per share	$0.16	$0.37	$0.53

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the costs associated with a transformational restructuring initiative of $19,452 ($14,459, net of tax).

Year-to-date 2019 - Twenty-six weeks ended August 3, 2019

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	As Adjusted (non-GAAP)
Gross margin	$1,017,277	$6,050	$—	$—	$1,023,327
Gross margin rate	39.9%	0.2%	—	—	40.2%
Selling and administrative expenses	915,631	—	(34,785)	(7,250)	873,596
Selling and administrative expense rate	35.9%	—	(1.4%)	(0.3%)	34.3%
Operating profit	38,826	6,050	34,785	7,250	86,911
Operating profit rate	1.5%	0.2%	1.4%	0.3%	3.4%
Income tax expense	8,931	1,553	8,928	1,696	21,108
Effective income tax rate	29.1%	(0.4%)	(1.2%)	(0.7%)	26.8%
Net income	21,718	4,497	25,857	5,554	57,626
Diluted earnings per share	$0.55	$0.11	$0.65	$0.14	$1.46

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part

229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $34,785 ($25,857, net of tax); and (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax).

Year-to-date 2018 - Twenty-six weeks ended August 4, 2018

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$867,697	$(7,018)	$(3,500)	$854,179
Selling and administrative expense rate	34.7%	(0.3%)	(0.1%)	34.3%
Operating profit	79,655	7,018	3,500	90,173
Operating profit rate	3.2%	0.3%	0.1%	3.6%
Income tax expense	20,926	895	879	22,700
Effective income tax rate	27.4%	(1.0%)	(0.3%)	26.1%
Net income	55,403	6,123	2,621	64,147
Diluted earnings per share	$1.33	$0.15	$0.06	$1.54

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Full Year 2018 - Fifty-two weeks ended February 2, 2019

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,778,416	$(7,018)	$(3,500)	$1,767,898
Selling and administrative expense rate	34.0%	(0.1%)	(0.1%)	33.8%
Operating profit	218,509	7,018	3,500	229,027
Operating profit rate	4.2%	0.1%	0.1%	4.4%
Income tax expense	50,719	895	879	52,493
Effective income tax rate	24.4%	(0.4%)	(0.0%)	24.1%
Net income	156,894	6,123	2,621	165,638
Diluted earnings per share	$3.83	$0.15	$0.06	$4.04

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.